UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/06/2008

Banks.com, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33074

Florida	59-3234205
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

222 Kearny Street, Suite 550
San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 962-9700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Banks.com, Inc. (the "Company") received notice from its advertising network partner Ask.com ("Ask") that Ask's third party supplier discontinued its license to distribute sponsored links. Under that certain Advertising Services and Search Services Syndication Agreement dated May 24, 2004, as amended (the "Agreement") between Ask and the Company, Ask has the right to terminate its third party sponsored listing program in the event they are no longer licensed to distribute the sponsored links. Consequently, on February 29, 2008, Ask discontinued its third party sponsored listing program provided to the Company under the Agreement. Notwithstanding the above, Ask will continue to provide its proprietary sponsored listing program and search services to the Company through the remainder of the term of the Agreement.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banks.com, Inc.

Date: March 06, 2008	By:	/s/ Gary W. Bogatay, Jr.
Gary W. Bogatay, Jr.
Chief Financial Officer